Exhibit 99.1
Sema4 to Acquire GeneDx, Strengthening its Market-Leading AI-Driven Genomic and Clinical Data Platform

Business combination projected to deliver $350 million in pro forma 2022 revenue

$200 million private placement from leading growth and life sciences investors, including Pfizer, will fortify transaction and Sema4 balance sheet

Katherine Stueland, CEO of GeneDx and former CCO of Invitae, to join Sema4 as Co-CEO, alongside Eric Schadt, PhD, and become a member of Sema4’s Board of Directors

Director Jason Ryan, former CFO of Foundation Medicine, to assume role of Executive Chair of Sema4’s Board of Directors, helping to drive synergy and operational efficiency in the combined company

Sema4 to host conference call on January 18, 2022, at 8 a.m. ET

STAMFORD, CT and MIAMI, FL — January 18, 2022 — Sema4 (Nasdaq: SMFR), an AI-driven genomic and clinical data intelligence platform company, and OPKO Health, Inc. (Nasdaq: OPK) (“OPKO”), a multinational biopharmaceutical and diagnostics company, today announced they have signed a definitive agreement for Sema4 to acquire OPKO’s wholly owned subsidiary, GeneDx, Inc. (“GeneDx”), a leader in genomic testing and analysis, from OPKO. The acquisition strengthens Sema4’s leadership, growth, and scale for its market-leading health intelligence and genomic screening offerings. Together, Sema4 and GeneDx will be one of the largest and most advanced providers of genomic clinical testing in the U.S., with a projected $350 million in pro forma 2022 revenue.

Following completion of the acquisition, Sema4 will be optimally positioned to partner with health systems and biopharma companies to further transform the standard of care throughout the patient health journey. GeneDx’s leadership in rare disease diagnostic and exome sequencing services brings more than 300,000 clinical exomes and over 2.1 million expertly annotated phenotypes to strengthen Sema4’s 12 million de-identified clinical records for Centrellis®, its proprietary health intelligence platform, and Traversa™, its comprehensive genomic analysis platform for optimizing health screenings. Sema4 plans to leverage this combined health information database to transform patient care and therapeutic development and enable precision medicine for all.

“This acquisition gives us the opportunity to accelerate the use of genomics as standard of care by providing a deeper menu of precision medicine solutions to our health system partners to better meet their clinical needs,” said Eric Schadt, PhD, Founder and CEO of Sema4. “Adding GeneDx’s comprehensive dataset and capabilities to our offerings enables us to inform on an even broader range of diseases, further closing the gap between the practice of medicine and the availability of more clinically actionable guidance. GeneDx’s operational prowess and market-leading cost structure in exome and genome sequencing will also help accelerate our path to improved gross margins and profitability. I am also delighted to welcome Katherine to our leadership team. She and her team's world-class expertise will be critical to our continued growth and success.”

Katherine Stueland, President and CEO of GeneDx and former CCO of Invitae, will be appointed as Sema4 co-CEO and is expected to join the Sema4 Board of Directors upon completion of the acquisition. She brings significant commercial and operational experience and will lead overall operational excellence and business planning, and will focus on the diagnostics business. Dr. Schadt will continue to serve Sema4 as co-CEO and as a member of the Board of Directors focusing on leading R&D and the IT platform components of Sema4, the strategic development of Sema4’s health intelligence capabilities, and partnerships with health systems and biopharma companies. Together as co-CEOs, Dr. Schadt and Ms. Stueland will drive overall strategy and direction of the company.

“We are excited to join forces with Sema4, a market leader in using genomic and clinical data to deliver precision medicine,” said Ms. Stueland. “The complementary fit between our teams, missions, and capabilities is strong. We are eager to put those strengths to work and to make it easier to use data-driven insights to improve healthcare for all. I’m looking forward to partnering with Eric to create an unrivaled family health and health intelligence company, supporting patients making healthcare decisions throughout their lives, from pregnancy and newborn health to adult rare disease, risk assessment, and cancer care.”

As part of the transaction, Sema4 has also announced that it has entered into definitive agreements for a $200 million private placement of Sema4 Class A shares from a syndicate of institutional investors, including Pfizer. The acquisition and the private placement (together, the “Transaction”) are expected to close concurrently in the second quarter of 2022, subject to a Sema4 stockholder vote and other conditions to closing set forth in the definitive Transaction documents.

Dr. Schadt added: “We are excited to announce this investment with the support of several key institutions, including Pfizer. We believe that genomics and data, when harnessed in partnership with health systems, can be a powerful tool to enable precision medicine by bringing novel therapies to patients faster and more effectively. We hope that this investment may serve as a foundation for potential future collaborations.”

Phillip Frost, M.D., Chairman and CEO of OPKO, added: “We believe the sale of GeneDx to Sema4 will unlock untapped value and maximize the value of GeneDx for the benefit of OPKO shareholders. In addition to bolstering our cash position, we will have a significant equity stake in Sema4 at closing, ensuring OPKO and our shareholders continue to participate in the rapidly growing genomics market through a continued investment in GeneDx, which we believe is well positioned to deliver long-term success.”

In conjunction with the Transaction, Jason Ryan, a member of Sema4’s Board of Directors, former CFO of Foundation Medicine and most recently Chief Operating and Financial Officer of Magenta Therapeutics (Nasdaq: MGTA), will assume the role of Executive Chair of Sema4’s Board of Directors. Mr. Ryan has outstanding leadership experience in the life sciences and biotechnology sectors, and an impressive background in finance and scaling businesses. Mr. Ryan succeeds Joshua Ruch, who will continue to serve on Sema4’s Board of Directors as the Chairperson of its Compensation Committee.

Based on Sema4’s closing stock price as of January 14, 2022, the purchase price is approximately $623 million, including in total upfront cash, stock consideration, and contingent consideration upon commercial milestones.

Sema4 Standalone Fiscal Year 2022 Guidance
Sema4 expects total revenue for fiscal year 2022 to be in the range of $215 million to $225 million, implying 23-29% growth excluding revenue associated with COVID-19, and Sema4 also expects to result over 350,000 tests in 2022 excluding COVID-19 tests. On December 15, 2021, Sema4 announced that it has decided to discontinue COVID-19 testing services by March 31, 2022 and therefore the company expects an immaterial amount of revenue from COVID-19 in 2022.

Acquisition Terms
Under the terms of the agreement, Sema4 will acquire GeneDx for an upfront payment of $150 million in cash plus 80.0 million shares in Sema4, with up to an additional $150 million revenue-based milestones over the next two years (which will be payable in cash or Sema4 shares at Sema4’s discretion). Based on the closing stock price of Sema4 as of January 14, 2022, the total upfront consideration represents approximately $473 million, and the total aggregate consideration including potential milestones is approximately $623 million. The acquisition, which has been unanimously approved by the Boards of Directors of both Sema4 and OPKO, is expected to close in the second quarter of 2022, subject to customary closing conditions including approval by the stockholders of Sema4.

Private Placement
In connection with the acquisition, Sema4 has also entered into definitive agreements for a private placement financing to sell $200 million in Class A common stock at a price of $4.00 per share from a syndicate of institutional investors, including Pfizer.

The private placement is expected to substantially close concurrently with close of the acquisition, subject to the satisfaction of customary closing conditions.

Advisors
Goldman Sachs & Co. LLC. acted as financial advisor and Fenwick & West LLP served as legal counsel to Sema4 on the Transaction. J.P. Morgan acted as lead financial advisor and Cowen acted as financial advisor to OPKO on the Transaction. Greenberg Traurig, P.A. served as OPKO’s legal counsel. Goldman Sachs & Co. LLC. served as lead placement agent on the private placement. Jefferies LLC, Cowen, and BTIG, LLC also served as placement agents.

Conference Call and Webcast Details

Management will host a conference call and webcast today at 8:00 a.m. ET to discuss the transaction. Following prepared remarks, management will respond to questions from analysts, subject to time limitations.

The live webcast of the call and slide deck may be accessed by visiting the investors section of Sema4's website at ir.sema4.com. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on Sema4's website.

About Sema4
Sema4 is a patient-centered health intelligence company dedicated to advancing healthcare through data-driven insights. Sema4 is transforming healthcare by applying AI and machine learning to multidimensional, longitudinal clinical and genomic data to build dynamic models of human health and defining optimal, individualized health trajectories. Centrellis®, our innovative health intelligence platform, is enabling us to generate a more complete understanding of disease and wellness and to provide science-driven solutions to the most pressing medical needs. Sema4 believes that patients should be treated as partners, and that data should be shared for the benefit of all.

For more information, please visit sema4.com and connect with Sema4 on Twitter, LinkedIn, Facebook and YouTube.

About GeneDx
GeneDx, Inc. is a global leader in genomics, providing advanced genomic testing to patients and their families. Originally founded by scientists from the National Institutes of Health, GeneDx offers a world-renowned clinical genomics program with industry-leading expertise in exome sequencing for pediatric rare and ultra-rare genetic disorders. In addition to its market-leading exome sequencing service, GeneDx offers a comprehensive suite of genetic testing services,. GeneDx is a subsidiary of BioReference Laboratories, Inc., a wholly owned subsidiary of OPKO Health, Inc. To learn more, please visit http://www.genedx.com.

About OPKO Health
OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large, rapidly growing markets by leveraging its discovery, development, and commercialization expertise and novel and proprietary technologies. For more information, visit www.opko.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions, including statements regarding the anticipated benefits of the transactions, the anticipated timing of the transactions, expansion plans, projected future results and market opportunities of Sema4 and OPKO. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Sema4’s or OPKO’s securities, (ii) the risk that the transactions may not be completed by the acquisition deadline and the potential failure to obtain an extension of the acquisition deadline if sought by either of the parties, (iii) the failure to satisfy the conditions to the consummation of the transactions, including approval by the stockholders of Sema4 of the issuance of the stock consideration pursuant to the merger agreement, the ratification of the required consent condition, the satisfaction of the pre-closing restructuring conditions and the other conditions specified in the merger agreement, (iii) the inability to complete the private placement financing in connection with the transactions and the fact that Sema4’s obligation to consummate the mergers is not conditioned on the completion of the private placement financing, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vi) the effect of the announcement or pendency of the transactions on Sema4’s or GeneDx’s business relationships, operating results and business generally, (vii) risks that the transactions disrupt current plans and operations of Sema4 or GeneDx and potential difficulties in Sema4 or GeneDx employee retention as a result of the transactions, (viii) the outcome of any legal proceedings that may be instituted against Sema4 or GeneDx related to the merger agreement or the transactions, (ix) the ability to maintain the listing of Sema4’s securities on the Nasdaq Global Select Market, (x) the price of Sema4’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Sema4 and GeneDx operate, variations in operating performance across competitors, and changes in laws and regulations affecting Sema4’s or GeneDx’s business, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the transactions, and identify and realize additional opportunities, (xii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (xiii) the size and growth of the markets in which each of Sema4 and GeneDx operates, and (xiv) the risk that GeneDx will not achieve the revenue targets and that OPKO would not receive the $150 million revenue-based milestones. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Sema4’s and OPKO’s respective Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Sema4 and OPKO from time to time with the SEC, as well as those risk factors described under the heading “Risk Factors” in OPKO’s Annual Report on Form 10-K filed with the SEC on February 18, 2021 and other documents filed by OPKO from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and OPKO and Sema4 assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of OPKO, GeneDx nor Sema4 gives any assurance that any of OPKO, GeneDx or Sema4 or the combined company will achieve its expectations.
Additional Information and Where to Find It / Non-Solicitation
In connection with the proposed transactions, Sema4 intends to file a proxy statement with the SEC. The proxy statement will be sent to the stockholders of Sema4. Sema4 also will file other documents regarding the proposed transactions with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF SEMA4 ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Sema4 through the website maintained by the SEC at www.sec.gov.

The documents filed by Sema4 with the SEC also may be obtained free of charge at Sema4’s investor relations portion of its website at www.sema4.com or upon written request to Sema4 Holdings Corp., 333 Ludlow Street, North Tower, 8th Floor, Stamford, Connecticut, 06902.

Participants in Solicitation

Sema4 and GeneDx and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Sema4’s stockholders in connection with the proposed transactions. Information about Sema4’s directors and executive officers and their ownership of Sema4’s securities is set forth in Sema4’s filings with the SEC. To the extent that holdings of Sema4’s securities have changed since the amounts printed in Sema4’s Registration Statement on Form S-1 (File No. 333-258467), such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the acquisition will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This press release does not offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts:

Sema4:
Joel Kaufman (investor inquiries)
investors@sema4.com
or

Radley Moss (media inquiries)
radley.moss@sema4.com

GeneDx:
Julie McKeough
jmckeough@genedx.com

OPKO Health:
Investors:
LHA Investor Relations
Yvonne Briggs, 310-691-7100
ybriggs@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com